Sales Agreement

This Sales Agreement ("Agreement") is made and effective this date April 3,2015

BETWEEN: OPPEIN Home Group Inc. (the "SELLER")

AND: Capstone Systems inc at 242 Dolenjska cesta , Ljubljana, Slovenia, 1000 (the "BUYER"):

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained the parties hereto agree as follows:

1. RECITALS

a. Seller is a manufacturer of products and desires to sell to Buyer its product

b. Buyer desires to buy these products and to perform all the provisions of this agreement.

2. DURATION

The term of the agency created shall be 24 months beginning from the Date of agreement, unless sooner terminated.

3. BUYER'S BEST EFFORTS

Buyer agrees to devote Buyer's whole time and best efforts to the business of Seller . Buyer shall employ salespersons to assist Buyer, on such terms and conditions as Seller may require, as set forth in this agreement.

4. NONDISCLOSURE OF SELLER'S AFFAIRS

Buyer agrees to keep confidential such information as Seller may from time to time impart to Buyer regarding Seller's business affairs and customers. Buyer will not, in whole or in part, now or at any time, disclose such information.

5. CONTENTS OF ORDERS

a. All orders for Seller's product shall be taken on printed forms furnished by Seller, and all such orders shall be sent to Seller immediately after being signed by purchasers.

6. ACCEPTANCE OF ORDERS BY SELLER

Orders taken by Buyer shall not be binding until accepted by Seller. Seller reserves the right to reject any order when, in the judgment of Seller, the product ordered may not be suitable to the business of the customer.

7. BUYER'S EXPENSES

All expenses for traveling, entertainment, office, clerical, office and equipment maintenance, and general selling expenses that may be incurred by Buyer in connection with this agreement will be borne wholly by Buyer.

8. COMPLIANCE WITH LAWS

Buyer agrees, for the benefit of Buyer's employees, to comply in all respects with the workers' compensation laws of any state or states of which Buyer's territory may be a part, and to pay the premiums and other costs and expenses incident to such coverage.

9. MODIFICATION AND TERMINATION

This agreement covers all agreements between Buyer and Seller relating to the Buyer for the handling of Seller's product.

10. GOVERNING LAW

The enforcement and interpretation of this agreement shall be governed by the laws of NV,USA

The parties have executed this agreement the day and year first above written.

SELLER

09/18/2015

Authorized Signature

Print Name and Title

BUYER

Jure Perko, president

Authorized Signature

Print Name and Title